UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2010, our Board of Directors (the “Board”) appointed Larry L. Weyers as a member of the Board, to serve as a Class III director, effective December 10, 2010. Mr. Weyers recently retired from Integrys Energy Group, Inc. where he had previously served as the company’s Chairman, President and Chief Executive Officer.

In accordance with our non-employee director compensation program, Mr. Weyers will receive (1) an annual retainer of $45,000, which will be prorated based on his service period, payable quarterly in advance and (2) meeting fees of $2,500 for each board meeting personally attended, $1,750 for each committee meeting personally attended and $1,000 for each Board and committee meeting attended by telephone. The Board has not yet determined on which of its committees Mr. Weyers will serve. In addition, upon his appointment, Mr. Weyers received a grant of 2,248 shares of our common stock (representing the prorated amount of the 2010 stock grant awarded to non-employee directors under our director compensation program).

Mr. Weyers does not have any interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Weyers and any other person pursuant to which he was appointed as a director.

A copy of our press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additionally, on December 8, 2010, our Board approved amendments to our Supplemental Executive Retirement Plan (as amended and restated, the “SERP”). The SERP is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to participant’s notional accounts. In addition, participants may, if permitted by the Compensation Committee of the Board (the “Committee”), elect to defer the payment of certain compensation earned from us. The amendments to the SERP provide, among other things, that members of the Board are included among the participants for purposes of the deferral features of the SERP. As a result of the amendments, an officer selected by the Committee may elect to defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year and a member of the Board may elect to defer up to 100% of his or her retainers and fees earned in any plan year.

On that date, the Committee selected certain officers, including Brandon C. Bethards, our President and Chief Executive Officer, Michael S. Taff, our Senior Vice President and Chief Financial Officer, Richard L. Killion, the President and Chief Operating Officer of our subsidiary, Babcock & Wilcox Power Generation Group, Inc., and Winfred D. Nash, President of our subsidiary, Babcock & Wilcox Nuclear Operations Group, Inc., as participants in the SERP to be eligible to make such elective deferrals, as well as to receive any company contributions. As permitted under the 2010 Long-Term Incentive Plan of The Babcock & Wilcox Company, the Committee further selected the same group of officers and the non-employee members of the Board to be eligible to elect to defer payment of some or all restricted stock units, performance shares and/or performance units granted by the

Committee or the Board under our long-term incentive plan during the year ending December 31, 2011, to the extent such awards are granted.

A copy of the SERP is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Supplemental Executive Retirement Plan, amended and restated December 8, 2010

99.1	Press Release dated December 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ David S. Black
David S. Black
Vice President and Chief Accounting Officer

December 14, 2010

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